EXHIBIT 10.17

VOTING AGREEMENT

August 23, 2013

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of 23, 2013 by and among Neurotrope, Inc., a Nevada corporation (the “Parent”), Neurosciences Research Ventures, Inc., a West Virginia corporation (“NRV”), Northlea Partners LLLP ("Abeles"), Jim New ("New"), Dan Alkon ("Alkon"), Hannah Rose Holdings, LLC ("HRH") and Gottbetter Capital Group, Inc. ("GCG") (each, a "Party" and together, the "Parties").

WHEREAS, Neurotrope BioScience, Inc. (“Neurotrope”), Neurotrope Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Parent, and the Parent plan to enter into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Neurotrope would merge with an into Merger Sub (the “Merger”) and become a wholly-owned subsidiary of Parent.

WHEREAS, upon the consummation of the Merger, NRV, Abeles, New, Alkon, HRH and GCG will hold issued and outstanding shares of the common stock of Parent, par value $.0001 per share (the "Common Stock") in the numbers set forth opposite each such Party's name on Exhibit A hereto.

WHEREAS, the aforementioned holders of Common Stock wish to enter into this Agreement with respect to the voting of shares of Common Stock for the election of the directors of Parent after the Merger.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	From and after the Effective Time (as such term is defined in the Merger Agreement) and until such time as HRH and GCP cease to own or control shares of Common Stock, each of HRH and GCP shall vote all of the Common Stock that each beneficially owns (as such term is defined in SEC Rule 13d-3) and shall take all other necessary or desirable actions within his, her or its control, whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Parent or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings (and shall refrain from taking any action the purpose of which is to frustrate the purposes of this Section 1), and the Parent shall take all necessary or desirable actions within its control, including calling special board and stockholder meetings, so that:

(i) the authorized number of directors shall be established and maintained at seven (7), with six (6) directors elected by the holders of a majority of the issued and outstanding Common Stock, voting as a separate class (each, a "Common Director") and one (1) director elected by the holders of a majority of the issued and outstanding Series A convertible preferred stock of Parent (the "Series A Preferred Stock"), voting as a separate class on an as-converted basis;

(ii) the following five (5) persons shall be nominated and elected to the Board as Common Directors:

(A) two (2) representatives designated by NRV (each, an “NRV Designee”), who initially shall be William S. Singer and Ralph Bean;

(B) two (2) representatives designated by the holders of a majority in interest of the Shares of Common Stock of Parent held by New and Abeles (each, an “Abeles Designee”), who initially shall be Dr. John Abeles and Dr. Jim New; and

(C) one (1) independent representative designated by the Board of the Parent (the "Neurotrope Designee"), which designee has not been determined as of the date of this Agreement; and

(iii) subject to the provisions of applicable law, no NRV Designee, Abeles Designee or Neurotrope Designee shall be removed from the Board unless such removal is requested in writing by the party that designated such designee.

2.	Each of NRV, Abeles, New and Alkon shall vote all of the Common Stock that each beneficially owns (as such term is defined in SEC Rule 13d-3) in favor of electing as a Common Director after the Effective Time one independent representative designated by HRH (the "HRH Designee") as soon as practicable after such representative has been identified by HRH. For the avoidance of doubt, NRV, Abeles, New and Alkon agree to vote their Common Stock in favor of the election of the HRH Designee only at the time of such individual's initial appointment to the Parent's Board, and nothing herein shall obligate NRV, Abeles, New or Alkon to vote in favor of the election of any other individual as an HRH Designee or in favor of the continuing service of the HRH Designee once elected to the Board.

This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.

NEUROTROPE, INC.

By:  /s/ Ronald A. Warren

Name: Ronald A. Warren

Title: President

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.

NEUROSCIENCES RESEARCH VENTURES, INC.

By:  /s/ William S. Singer

Name: William S. Singer

Title: Director

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.

NORTHLEA PARTNERS LLLP

By:  /s/ John Abeles

Name: John Abeles

Title: Manager of General Partner

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.

JIM NEW

/s/ Jim New

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.

DAN ALKON

/s/ Dan Alkon

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.

HANNAH ROSE HOLDINGS, LLC

By:  /s/ Matthew Rosenblum

Name: Matthew Rosenblum

Title: CEO

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.

GOTTBETTER CAPITAL GRoup, Inc.

By:  /s/ Adam S. Gottbetter

Name: Adam S. Gottbetter

Title: President

[Signature Page to Voting Agreement]

EXHIBIT A

Stockholder	Common Stock Held at Closing of Merger
Neurosciences Research Ventures, Inc.	9,025,000
Northlea Partners LLLP	5,187,000
Jim New	3,838,000
Dan Alkon	950,000
Hannah Rose Holdings, LLC	2,014,424
Gottbetter Capital Group, Inc.	488,079
TOTAL	21,502,503